UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	82-0538520
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

518 17th Street, Suite 1700 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-138094

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value per share	The New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference herein is information relating to DCT Industrial Trust Inc.’s common stock, par value $0.01 per share, under the captions “Description of Capital Stock” and “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” contained in the Registrant’s registration statement on Form S-11 originally filed with the Securities and Exchange Commission on October 19, 2006 (Registration No. 333-138094), as amended, including any form of prospectus contained therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933, as amended.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Registrant are currently registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DCT INDUSTRIAL TRUST INC.

Date: December 8, 2006	By:	/s/ Philip L. Hawkins
	Name:	Philip L. Hawkins
	Title:	Chief Executive Officer

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